UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2009

MEDICINOVA, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-33185	33-0927979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2009, Absolute Merger, Inc., a wholly-owned subsidiary of MediciNova, Inc. (“MediciNova”), merged with and into Avigen, Inc. (“Avigen”) with Avigen continuing as the surviving entity and wholly-owned subsidiary of MediciNova (the “Merger”). At the effective time of the Merger, each share of Avigen’s common stock (and the associated preferred stock purchase right) was cancelled and extinguished and automatically converted into the right to receive:

•	one of the following:

•

for each share of Avigen’s common stock with respect to which an election to receive cash has been made, the right to receive cash equal to the First Payment Consideration (as defined below) and Second Payment Consideration (as defined below), if any;

•

for each share of Avigen’s common stock for which an election to receive secured convertible notes to be issued by MediciNova (the “Convertible Notes,” which will be governed by the indenture (the “Indenture”) described under the section “Indenture” below) has been made, the right to receive Convertible Notes with a face value equal to the First Payment Consideration and Second Payment Consideration, if any; or

•

for each share of Avigen’s common stock with respect to which no valid election has been made, the right to receive cash equal to 50% of the First Payment Consideration and Second Payment Consideration, if any, and Convertible Notes with a face value equal to 50% of the First Payment Consideration and Second Payment, if any; and

•	one Contingent Payment Right (“CPR”) granting the holder thereof the rights described under the section entitled “Contingent Payment Rights” below.

Outstanding options to purchase share of Avigen’s common stock were cancelled at the effective time of the Merger.

The First Payment Consideration, which was approximately $1.19 per share of Avigen’s common stock, is equal to $35,461,000 divided by 29,852,115, the number of shares of Avigen’s common stock outstanding immediately prior to the effective time of the Merger. The Second Payment Consideration is equal to the amount remaining in the escrow account described below following satisfaction of the Demand Amount (as defined below), as adjusted by the Selected Amount (as defined below).

Escrow Agreement

Under the terms of an escrow agreement (the “Escrow Agreement”) entered into at the closing of the Merger, MediciNova and Avigen funded $1,500,000 in an escrow account. After closing, MediciNova also will deposit into the escrow account certain payments, including certain cash amounts that exceed specified amounts agreed upon by the parties. As previously disclosed, Avigen and MediciNova identified certain additional liabilities of approximately $400,000 prior to closing of the Merger. At the closing of the Merger, Andrew A. Sauter, Avigen’s former Chief Executive Officer and Chief Financial Officer, as the stockholder representative appointed in accordance with the procedures set forth in the Escrow Agreement, authorized the release of $400,000 from the Escrow Agreement in satisfaction of these additional liabilities. As a result, the Second Payment Consideration is estimated to be no more than approximately $0.04 per share.

On or prior to June 30, 2010, MediciNova will be entitled to submit one demand certificate to claim all or a portion of the funds in the escrow account (the “Demand Amount”) with respect to certain additional liabilities, including liabilities in excess of specified amounts agreed upon by the parties. Upon delivery of MediciNova’s demand certificate, amounts in the escrow account that are not being demanded in satisfaction of additional liabilities will be released to Avigen’s former stockholders on a pro rata basis. The stockholder representative will be entitled to dispute the Demand Amount, and provision has been made in the Escrow Agreement for an independent accounting firm to resolve any unresolved dispute between MediciNova and the stockholder representative with respect to the Demand Amount. Amounts disputed will not be distributed until the dispute is resolved, and the timing of the full distribution of the Second Payment Consideration is therefore subject to delay.

Following resolution of the dispute regarding the Demand Amount, which requires the independent accounting firm to select either the amount demanded by MediciNova or the amount of such demand as adjusted by the amounts contested by the stockholder representative as the numerical amount it believes is the accurate amount of additional liabilities (the “Selected Amount”), MediciNova will receive an amount reflecting any adjustments resulting from the Selected Amount. Any remaining amounts in the escrow account then will be released to Avigen’s former stockholders on a pro rata basis.

Indenture

At the closing of the Merger, MediciNova and American Stock Transfer & Trust Company, LLC, as trustee, entered into the Indenture. Under the terms of a separate trust agreement (the “Trust Agreement”), $29,445,824.82, which represents the initial principal amount of the Convertible Notes, was deposited with a trust agent for the benefit of the holders and MediciNova (the amount of such deposit together with interest accrued and capitalized thereon, the “Property”). Provided no event of default has occurred and is continuing, MediciNova will be able to direct the investment and reinvestment of the Property in certain approved investment options, including certain money market funds. At the maturity of the Convertible Notes on June 18, 2011, the 18-month anniversary of the closing of the Merger, MediciNova will use the Property to pay the principal amount of, and accrued interest on, the Convertible Notes.

The Convertible Notes are the secured obligation of MediciNova, and the Indenture does not limit other indebtedness of MediciNova, secured or unsecured. The Indenture contains limited covenants, including a requirement that MediciNova deliver to holders of the Convertible Notes quarterly statements setting forth the principal amount of the Convertible Notes at the close of the fiscal quarter as well as information regarding the amount of interest capitalized to such Convertible Notes during the fiscal quarter.

Holders of the Convertible Notes may submit conversion notices, which are irrevocable, instructing the trustee to convert such Convertible Notes into shares of MediciNova’s common stock at an initial conversion price of $6.80 per share. Following each conversion date, which date generally is the final business day of each calendar month, MediciNova will issue the number of whole shares of common stock issuable upon conversion as promptly as practicable (and in any event within 10 business days). Any fractional shares (after aggregating all Convertible Notes being converted by a holder on such date) will be rounded down and MediciNova will deliver cash for the current market value of the fractional share. The Indenture includes customary anti-dilution adjustments and events of default.

Contingent Payment Rights

At the closing of the Merger, MediciNova, Avigen and American Stock Transfer & Trust Company, LLC, as rights agent, entered into a Contingent Payment Rights Agreement (the “CPR Agreement”). The CPR Agreement sets forth the rights that former Avigen stockholders will have with respect to each CPR held after the closing of the Merger. The CPR Agreement provides for the payment of the following amounts on a pro rata basis:

•	if the first milestone payment under the Genzyme Agreement is received within 20 months of effective time of the Merger, $6,000,000 or such lesser cash amount paid by Genzyme;

•

if the first milestone payment has not occurred and the Parkinson’s Product, as defined in the Genzyme Agreement, is sold or otherwise disposed of by MediciNova within 20 months of the effective time of the Merger, 50 percent of the net proceeds of such sale or disposition received within such 20-month period; and

•

if the trust established pursuant to Avigen’s Management Transition Plan is terminated, the amount remaining in such trust upon termination (less any payments required to be made under Avigen’s Management Transition Plan Trust Agreement), such amount currently estimated at $550,000.

All payments will be made on a pro rata basis. In each case, the payments will be net of any related taxes and out-of-pocket costs, damages, fines, penalties and expenses incurred by MediciNova. The CPRs are not transferable, except in limited circumstances.

The CPR Agreement provides holders of five percent or more of the CPRs and a designated holder representative, currently Andrew A. Sauter, certain rights to request information in connection with the enforcement of rights under the CPR Agreement, the determination of whether a payment event has occurred and the determination of the payment amount. In addition, holders of 25% or more of the CPRs and the designated holder representative may object to MediciNova’s determination that a payment event has occurred and the associated payment amount.

Incorporation by Reference

The foregoing descriptions of the Escrow Agreement, CPR Agreement, Indenture and Trust Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the Escrow Agreement, CPR Agreement, Indenture and Trust Agreement, which are attached hereto as Exhibits 10.1, 10.2, 4.1 and 10.3, respectively, and incorporated herein by reference.

Statement under the Private Securities Litigation Reform Act

Certain information included or incorporated by reference in this Current Report on Form 8-K may be deemed to be “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact included in this prospectus, including statements regarding MediciNova’s financial position, business strategy and the plans and objectives of MediciNova’s management for future operations, are forward-looking statements and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “intend,” “anticipate,” “estimate,” “potential.” Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of MediciNova. MediciNova undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 regarding the Merger is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Escrow Agreement, CPR Agreement, Indenture and Trust Agreement is incorporated by reference into this Item 2.03.

Item 7.01.	Other Events.

On December 17, 2009, MediciNova and Avigen issued a press release announcing that their respective stockholders approved the Merger. A copy of this press release is attached hereto as Exhibit 99.1. On December 18, 2009, MediciNova issued a press release announcing the closing of the Merger. A copy of this press release is attached hereto as Exhibit 99.2. The information in this Current Report on Form 8-K being provided under this Item 7.01, including Exhibits 99.1 and 99.2 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item with respect to the Merger were previously filed as part of MediciNova’s Registration Statement on Form S-4 (Registration No. 333-161969) initially filed with the Securities and Exchange Commission on September 17, 2009.

(b) Pro forma financial information.

The pro forma financial information required by this Item with respect to the Merger were previously filed as part of MediciNova’s Registration Statement on Form S-4 (Registration No. 333-161969) initially filed with the Securities and Exchange Commission on September 17, 2009.

(d) Exhibits.

4.1	Form of Indenture by and between Registrant and American Stock Transfer and Trust Company, LLC.(1)

4.2	Form of Convertible Note (1)

10.1	Form of Escrow Agreement by and between Registrant and American Stock Transfer and Trust Company, LLC (1)

10.2	Form of Contingent Payment Rights Agreement by and among Registrant, Avigen, Inc. and American Stock Transfer and Trust Company, LLC (1)

10.3	Form of Trust Agreement by and between Registrant and American Stock Transfer and Trust Company, LLC (1)

99.1	Joint press release of MediciNova, Inc. and Avigen, Inc., dated as of December 17, 2009

99.2	Press release of MediciNova, Inc. dated as of December 18, 2009

(1)	Filed with the Registrant’s Registration Statement on Form S-4 (Registration No. 333-161969), initially filed September 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MediciNova has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Date: December 22, 2009	By:	/S/ SHINTARO ASAKO
	Name:	Shintaro Asako
	Title:	Chief Financial Officer